UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 17, 2004
(Date of Earliest Event Reported): December 14, 2004

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-27765 (Commission File Number)	77-0397908 (IRS Employer Identification No.)

3100 Central Expressway Santa Clara, California (Address of Principal Executive Offices)	95051 (Zip Code)

(408) 764-2000
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     (a) On December 14, 2004, the Compensation Committee of the Registrant’s Board of Directors approved 2004 cash bonus awards to each of the Registrant’s executive officers. Four of the Five executive officers, Steven D. Goldby, Isy Goldwasser, Jeryl L. Hilleman and W. Henry Weinberg, received 75% of base salary as a cash bonus for fiscal 2004. The fifth executive officer, Paul Nowak, received a 2004 cash bonus calculated as 75% of base salary pro rated from July 1, 2004, his date of employment. Bonus payments will be made in one cash payment at or shortly after the end of the year.

     (b) On December 14, 2004, the Compensation Committee of the Registrant’s Board of Directors approved a Cash Bonus Plan for Executive Officers for fiscal year 2005. A summary of the Registrant’s 2005 Cash Bonus Plan is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
No.	Description
10.1	Symyx Technologies, Inc. 2005 Cash Bonus Plan for Executive Officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC. (Registrant)
Date: December 17, 2004	By:	/s/ Steven D. Goldby
Steven D. Goldby
Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

Date: December 17, 2004	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Symyx Technologies, Inc. 2005 Cash Bonus Plan for Executive Officers.